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                                                                     EXHIBIT 2.2

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                          CONTAINER PURCHASE AGREEMENT

                          Dated as of December 20, 2000

                                  By and among

                 CRONOS CAPITAL CORP., a California corporation,

              IEA INCOME FUND VI, A California Limited Partnership


                                       and

                           ACCESS LEASING CORPORATION,
                             a Delaware corporation





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                                TABLE OF CONTENTS
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1.       DEFINITIONS..............................................................................................1

2.       SALE AND PURCHASE OF THE CONTAINERS......................................................................2

3.       CONSIDERATION FOR THE SALE; ADJUSTMENTS TO PURCHASE PRICE; REVENUE ALLOCATIONS...........................2

         3.01  CONSIDERATION......................................................................................2

         3.02  PURCHASE PRICE ADJUSTMENT..........................................................................2

         3.03  ALLOCATION OF REVENUES.............................................................................2

4.       CLOSING..................................................................................................3

5.       REPRESENTATIONS AND WARRANTIES OF TRANSFEROR.............................................................3

         5.01  EXISTENCE, POWER AND AUTHORITY.....................................................................3

         5.02  AUTHORIZATION......................................................................................3

         5.03  NO CONFLICT........................................................................................3

         5.04  CONSENTS...........................................................................................4

         5.05  LEGAL PROCEEDINGS..................................................................................4

         5.06  PRIOR MANAGEMENT AGREEMENTS........................................................................4

         5.07  TITLE..............................................................................................4

         5.08  COMPLIANCE WITH LAWS AND REGULATIONS...............................................................4

         5.09  REVENUE DISTRIBUTIONS..............................................................................4

         5.10  REMARKETING ARRANGEMENTS; BARGAIN-PURCHASE OPTIONS.................................................5

         5.11  NOTICES............................................................................................5

6.       REPRESENTATIONS AND WARRANTIES OF TRANSFEREE.............................................................5

         6.01  CORPORATE EXISTENCE, POWER AND AUTHORITY...........................................................5

         6.02  AUTHORIZATION......................................................................................5

         6.03  NO CONFLICT........................................................................................5

         6.04  CONSENTS...........................................................................................6

         6.05  LEGAL PROCEEDINGS..................................................................................6
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                                TABLE OF CONTENTS

                                   (continued)
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         6.06  COMPLIANCE WITH LAWS AND REGULATIONS...............................................................6

7.       COVENANTS................................................................................................6

         7.01  CLOSING............................................................................................6

         7.02     SALES TAX.......................................................................................6

8.       CONDITIONS PRECEDENT TO THE OBLIGATION OF TRANSFEREE TO CLOSE............................................6

         8.01  REPRESENTATIONS, WARRANTIES AND COVENANTS..........................................................6

         8.02  NO CHANGE IN APPLICABLE LAW........................................................................7

         8.03  DELIVERY OF DOCUMENTS..............................................................................7

         8.04  CONSENTS...........................................................................................7

         8.05  DUE DILIGENCE......................................................................................7

         8.06  OPINIONS OF COUNSEL................................................................................7

         8.07  SATISFACTION OF STATUTORY AND REGULATORY REQUIREMENTS..............................................8

         8.08  NO LITIGATION......................................................................................8

9.       CONDITIONS PRECEDENT TO THE OBLIGATION OF TRANSFEROR TO CLOSE............................................8

         9.01  REPRESENTATIONS, WARRANTIES AND COVENANTS..........................................................8

         9.02  DELIVERY OF FUNDS AND DOCUMENTS....................................................................8

         9.03  SATISFACTION OF STATUTORY AND REGULATORY REQUIREMENTS..............................................8

         9.04  NO LITIGATION......................................................................................8

10.      DISCLAIMER OF WARRANTIES BY TRANSFEROR...................................................................8

11.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................................9

12.      FURTHER ASSURANCES.......................................................................................9

13.      EXPENSES.................................................................................................9

14.      BROKERS' FEES............................................................................................9

15.      NOTICES..................................................................................................9
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16.      WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES..............................10

17.      GOVERNING LAW...........................................................................................10

18.      BINDING EFFECT; ASSIGNMENT..............................................................................10

19.      COUNTERPARTS............................................................................................10

20.      SEVERABILITY............................................................................................11

21.      INDEMNITIES.............................................................................................11

22.      HEADINGS; TABLE OF CONTENTS.............................................................................12
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                          CONTAINER PURCHASE AGREEMENT

This CONTAINER PURCHASE AGREEMENT is entered into as of December 20, 2000, by and among CRONOS CAPITAL CORP., a California corporation ("Cronos"), IEA INCOME FUND VI, A California Limited Partnership ("Transferor"), and ACCESS LEASING CORPORATION, a Delaware corporation ("Transferee").

                                    Recitals

         A. Transferor wishes to sell to Transferee, and Transferee wishes to purchase from Transferor, certain cargo marine shipping containers owned by Transferor as more particularly described on Exhibit A attached hereto (the "Containers"), all upon and subject to the terms and conditions of this Agreement.

         B. Cronos is the managing general partner of Transferor.

         C. All of the Containers have heretofore been utilized by one or more third party container lessees under equipment leases arranged on behalf of Transferor by Cronos or one of its affiliates.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, Transferor, Cronos and Transferee agree as follows:

     1. Definitions. For all purposes of this Agreement, the following terms shall have the following meanings.

        "Bill of Sale" means a bill of sale substantially in the form attached hereto as Exhibit B.

             "Business Day" means any day except a Saturday, Sunday, or other day on which banks in New York are authorized by law to close.

             "Closing" means the closing of the sale and purchase of the Containers contemplated by this Agreement.

             "Closing Date" means the date on which the Closing shall occur as fixed pursuant to Section 4.

             "Containers" means each of the cargo containers described on Exhibit A hereto, together with any and all appliances, parts, instruments, appurtenances, accessories and other equipment and components of whatever nature which may from time to time be incorporated or installed in or attached to any thereof and which become the property of the owner thereof under any applicable agreement or law.


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             "Cronos U.K." means Cronos Containers Limited, a United Kingdom corporation.

             "Net Revenues" means the revenues payable to the owner of the Containers periodically in arrears based upon the utilization of such Containers, net of expenses of operation and management fees allocated to such Containers.

             "Prior Management Agreements" means any and all lease or management agreements between Transferor and Cronos, Cronos U.K., or any affiliated person relating to the utilization of the Containers.

     2. Sale and Purchase of the Containers. On the Closing Date, for the consideration provided in Section 3 and subject to the terms and conditions set forth herein, (i) Transferor shall sell to Transferee the Containers, and shall assign, transfer and convey to Transferee all of its right, title and interest relating thereto from and after the Closing Date; and (ii) Transferee shall purchase the Containers from Transferor. Effective as of Closing, the Prior Management Agreements shall cease to be applicable as to future periods to the Containers acquired by Transferee, and Transferee shall neither assume nor have any liability under the Prior Management Agreements.

     3. Consideration for the Sale; Adjustments to Purchase Price; Revenue Allocations.

             3.01 Consideration. In consideration for the sale of the Containers as contemplated in Section 2, Transferee shall, at the Closing, deliver to Transferor by wire transfer of immediately available funds the sum of $575,575 (the "Purchase Price").

             3.02 Purchase Price Adjustment. If the number of Containers sold by Transferor to Transferee is less than the number of Containers listed on Exhibit A hereto, then and in such event Transferor (or, if Transferor is no longer in existence, Cronos) shall refund the amount of any overpayment of the Purchase Price to Transferee within five (5) business days after Cronos or Cronos U.K. becomes aware of the shortfall. Upon the return of any overpayment as called for herein, Transferor or Cronos, as the case may be, shall be entitled to all casualty payments and sale proceeds attributable to any casualty loss or sale of a Container reported as part of a shortfall hereunder.

             3.03 Allocation of Revenues.

                     (a) The parties acknowledge that all Net Revenues for periods commencing on and after December 1, 2000, shall be for the account of and belong to Transferee.

                     (b) Except as otherwise provided in this Section 3.03, (i) if Transferor shall at any time receive any distribution, payment or other amount in respect of a Container acquired by Transferee which has become, or which may become, due and payable with respect to any period of time after November 30, 2000, or which may arise from any act, event or circumstance which occurred after that date, then Transferor agrees to hold such amount in trust


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for the benefit of the Transferee and promptly to deliver said amount to
Transferee; and (ii) if Transferee shall receive any distribution, payment or other amount which was due and payable under the Prior Management Agreements with respect to any period of time prior to December 1, 2000, then Transferee agrees to hold such amount in trust for the benefit of Transferor and promptly to deliver said amount to Transferor. If Cronos U.K. determines in its final reconciliation for periods ended on or prior to November 30, 2000, that Transferor has received pursuant to the Prior Management Agreements an excess distribution or otherwise owes Cronos U.K. any amount for such periods (any such excess or debt being referred to as a "Deficiency"), and Cronos U.K. asserts against or attempts to collect from Transferee any such Deficiency, through offset or otherwise, then Transferor or if, at such time, Transferor has dissolved or liquidated, Cronos shall, upon demand by Transferee, pay such Deficiency to Cronos U.K. or reimburse Transferee if and to the extent such Deficiency is paid by or assessed against Transferee.

     4. Closing. The Closing shall take place at the offices of Greene Radovsky Maloney & Share LLP, Four Embarcadero Center, Suite 4000, San Francisco, California, on December 20, 2000, or at such other dates, times and places as Transferor and Transferee shall mutually agree. Immediately upon the Closing, each Transferor shall be deemed to have delivered the Containers to Transferee and Transferee shall be deemed to have accepted the Containers from Transferor without any further action on the part of Transferee or any Transferor.

     5. Representations and Warranties of Transferor. Cronos and Transferor each represents and warrants to Transferee as follows:

             5.01 Existence, Power and Authority. Transferor is a limited partnership, duly organized and validly existing under the laws of the jurisdiction of its organization, and has all requisite partnership authority to enter into this Agreement, the Bill of Sale, and to consummate the transactions contemplated hereby and thereby; and Cronos is a corporation existing and in good standing under the laws of California, and, as its managing general partner, has the full authority to bind Transferor to this Agreement by execution hereof on its behalf.

             5.02 Authorization. The execution and delivery of this Agreement and the Bill of Sale by Transferor, and the performance by Transferor hereunder and thereunder, have been duly authorized by all requisite partnership or corporate action and proceedings of Transferor and Cronos, and in accordance with applicable provisions of their organizational documents or applicable law. This Agreement has been duly executed and delivered by Transferor, and this Agreement is, and the Bill of Sale when executed and delivered will be, the legal, valid and binding obligations of Transferor, enforceable against Transferor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors' rights generally.

             5.03 No Conflict. Neither the execution and delivery of this Agreement and the Bill of Sale by Transferor, nor the performance by it hereunder or thereunder, will (i) violate, conflict with or constitute a default under any provision of its limited partnership agreement or other applicable charter documents, (ii) conflict with or result in a breach of any indenture or other agreement to which Transferor is a party or by which it or its properties are bound,

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(iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, it or its properties, or (iv) constitute a violation by Transferor of any law or regulation applicable to it or its properties, except in any case where such violation would not have a material adverse affect on the financial condition of Transferor or its ability to perform its obligations under this Agreement.

             5.04 Consents. The execution, delivery and performance by Transferor of, and the consummation of the transactions contemplated by this Agreement and the Bill of Sale do not require (i) any approval or notice to or consent of any person, or any holder of any indebtedness or obligation of any of Transferor or any other party to any agreement binding on the Transferor, or
(ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.

             5.05 Legal Proceedings. There are no actions, suits or proceedings pending, or to the knowledge of Transferor or Cronos, threatened, against Transferor or the Containers before any court, arbitrator, administrative or governmental body that, if adversely determined, would hinder or prevent Transferor's ability to carry out the transactions contemplated by this Agreement or the Bill of Sale or affect the right, title or interest of Transferor in the Containers, and, to their knowledge, there is no basis for any such suits or proceedings.

             5.06 Prior Management Agreements. Effective as of the Closing Date, there shall be no Prior Management Agreements and no other agreements, letters, certificates or other documents of any kind, relating to the Containers which will be binding on Transferee or which will create a lien, charge, security interest or other encumbrance in or on the Containers or any part thereof after the Closing. To Transferor's knowledge, there are no set-offs, defenses or counterclaims available against amounts owed to Transferor in respect of the operation of the Containers prior to the Closing Date. No prepayment of rent or prepayment of casualty value under the Prior Management Agreements has been made by Cronos U.K. or any other party for any period subsequent to the Closing Date.

             5.07 Title. Transferor is the lawful and rightful sole owner of the Containers and has good right and title to sell the same to Transferee. Transferor holds, and on the Closing Date will hold, title to its Containers free and clear of all liens, charges, security interests, or other encumbrances other than the use and possessory interests of Cronos U.K. and lessees in the ordinary course of business. Transferor has not previously assigned any rights, title or interests of Transferor in the Containers to be conveyed to Transferee pursuant hereto.

             5.08 Compliance with Laws and Regulations. The sale of the Containers by Transferor will not violate any provision of any applicable laws, orders or regulations.

             5.09 Revenue Distributions. Transferor has timely received all regularly scheduled distributions of Net Revenues called for under the Prior Management Agreements for all periods on or prior to September 30, 2000 (and shall be entitled to all distributions of Net Revenues, in accordance with the Prior Management Agreements, for the period from September 30, 2000 to November 30, 2000). Transferor has delivered to Transferee complete copies of all reports from Cronos U.K. regarding performance of the Containers for the nine months ended


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September 30, 2000. Transferor has not directly or indirectly received any prepayment or distribution of Net Revenues or other distributions (including casualty payments) for any period subsequent to November 30, 2000. As of the Closing Date, Transferor has paid or satisfied all prior operating deficit balances relating to periods of allocated expenses in excess of allocated revenues, and there are no accrued deficits which could be offset against Net Revenues allocable to Transferee hereunder.

             5.10 Remarketing Arrangements; Bargain-Purchase Options. The Containers are not subject to any remarketing, residual sharing or similar agreement which would be binding upon or enforceable against Transferee or, following the sale of such Containers to Transferee hereunder, against the Containers or against the proceeds of any sale, leasing or other disposition of the Containers. No lessee of the Containers has an option to purchase the Containers that constitutes a bargain purchase price, as determined at the time the lease of the Containers was entered into with the lessee.

             5.11 Notices. Transferor will immediately provide to Transferee any notice received from Cronos U.K., including without limitation notice that any of the Containers has sustained an event of loss, and any notice received from Cronos U.K. or any other party delivered under any Prior Management Agreement.

     6. Representations and Warranties of Transferee. Transferee represents and warrants to Transferor, as of the date hereof, as follows:

             6.01 Corporate Existence, Power and Authority. Transferee is a corporation duly organized and validly existing under the laws of Delaware, and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

             6.02 Authorization. The execution and delivery by Transferee of this Agreement, and the performance by Transferee hereunder and thereunder, have been duly authorized by all requisite corporate action and proceedings of Transferee. This Agreement has been duly executed and delivered by Transferee, and this Agreement is the legal, valid and binding obligation of Transferee, enforceable against Transferee in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors' rights generally. Transferee has, and as of the Closing Date shall have, the requisite financial ability or third party financing commitment to enable it to pay the Purchase Price hereunder.

             6.03 No Conflict. Neither the execution and delivery of this Agreement by Transferee, nor the performance by Transferee hereunder, will (i) violate, conflict with or constitute a default under any provision of Transferee's certificate of incorporation or bylaws, (ii) conflict with or result in a breach of any indenture or other material agreement to which Transferee is a party or by which Transferee or its properties are bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Transferee or its properties, or (iv) constitute a violation by Transferee of any law or regulation applicable to Transferee or its properties.


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             6.04 Consents. The execution, delivery and performance by
Transferee of this Agreement do not require (i) the approval or consent of or notice to any person, or any holder of any indebtedness or obligation of Transferee or any other party to any agreement binding on the Transferee, or
(ii) any notice to or filing or recording with, or any consent or approval of, any governmental body.

             6.05 Legal Proceedings. There are no actions, suits or proceedings pending, or to Transferee's knowledge, threatened, against Transferee that, if adversely determined, would materially hinder or prevent Transferee's ability to carry out the transactions contemplated by this Agreement, and, to Transferee's knowledge, there is no basis for any such suits or proceedings.

             6.06 Compliance with Laws and Regulations. The purchase of the Containers by Transferee will not violate any applicable laws, orders or regulations.

     7. Covenants.

             7.01 Closing. Each of the parties shall use all reasonable efforts to fulfill or obtain the fulfillment of conditions set forth herein as they relate to such party on or prior to the Closing.

             7.02 Sales Tax. The parties acknowledge that the Containers are being transferred by Transferor to Transferee with the intention that they be concurrently or subsequently leased by Transferee to Cronos U.K. or other third parties under Cronos U.K.'s management and not used by Transferee. Accordingly, it is the expectation of the parties that the transfer contemplated by this Agreement shall be exempt from state and local sales, use, transfer or similar taxes. If, however, any such sales, use, transfer or similar tax is imposed by any state or local authority on the transfer of the Containers as contemplated herein, other than taxes based on income of Transferor, Transferee shall bear and be responsible for the payment of the amount of such tax (including any related interest or penalties). Upon receipt of notice of any such tax or imposition, the party receiving the notice shall promptly provide a copy to the other party. Either party may, at its own cost and expense, commence and participate in a contest of the validity, applicability or amount of any such tax or other imposition.

     8. Conditions Precedent to the Obligation of Transferee to Close. The obligation of Transferee to purchase the Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it; provided, however, that, to the extent that a condition waived would constitute a breach of a provision of this Agreement, the waiver of such condition shall, in addition, constitute a waiver of the breach of such provision:

             8.01 Representations, Warranties and Covenants. The representations and warranties of each of Cronos and Transferor contained in this Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Each of Cronos and Transferor shall have performed and complied with all

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covenants and agreements required by this Agreement and the Prior Management
Agreements to be performed or complied with by it on or prior to the Closing. At the Closing, Cronos and Transferor shall deliver to Transferee a certificate, dated the Closing Date and signed by an officer of Cronos, on behalf of Transferor, to the foregoing effect.

             8.02 No Change in Applicable Law. No change shall have occurred after the date of execution and delivery of this Agreement in applicable law or regulations or interpretations thereof by appropriate regulatory authorities which, in the opinion of Transferee or its counsel, would make it illegal for Transferee to perform fully its obligations hereunder.

             8.03 Delivery of Documents. The following documents shall have been delivered to Transferee:

                     (a) a Bill of Sale for the Containers being sold by Transferor on the Closing Date, executed by such Transferor;

                     (b) (i) an Equipment Lease Agreement with Transferee executed by Cronos, and (ii) an Agency and Guaranty Agreement executed by and among Transferee, Cronos and Cronos U.K., both in form acceptable to Transferee governing the utilization of the Containers after the Closing Date, confirming the termination of all Prior Management Agreements, and guaranteeing Cronos' performance of the Equipment Lease Agreement.

                     (c) documents evidencing the release of any liens, encumbrances and security interests in the Containers, in form and substance satisfactory to Transferee;

                     (d) all other agreements, instruments, certificates and other documents reasonably requested by Transferee prior to the Closing Date to effect the transactions contemplated by this Agreement.

             8.04 Consents. Any required consent or approval of Cronos U.K. and any other third person to the sale and transfer of the Containers to Transferee shall have been obtained, and Transferee shall have received evidence satisfactory to it of the same, including the written consent of Cronos to any collateral assignment by Transferee of its rights under the Equipment Lease Agreement in substantially the form of consent attached thereto.

             8.05 Due Diligence. Transferee shall have received and reviewed to its satisfaction all agreements affecting the Containers and the related revenue streams, and shall have been afforded the opportunity to inspect and appraise a representative sampling of Containers.

             8.06 Opinions of Counsel. Transferee shall have received an opinion dated the Closing Date of Crosby, Heafey, Roach & May, special counsel to Cronos and Transferor, as to the matters set forth in Sections 5.01, 5.02, 5.03, 5.04 and 5.08 (subject, in all cases, to customary limitations).


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

             8.07 Satisfaction of Statutory and Regulatory Requirements. All statutory and other legal requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled.

             8.08 No Litigation. No action or proceedings shall have been instituted nor shall any action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of the parties hereto to consummate the transactions contemplated hereby.

     9. Conditions Precedent to the Obligation of Transferor to Close. The obligation of Transferor to sell its Containers pursuant to this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived by it; provided, however, that, to the extent that a condition waived would constitute a breach of a provision of this Agreement, the waiver of such condition shall, in addition, constitute a waiver of the breach of such provision:

             9.01 Representations, Warranties and Covenants. The representations and warranties of Transferee contained in the Agreement shall be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such Closing. Transferee shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Transferee on or prior to the Closing. At the Closing, Transferee shall deliver to Cronos, on behalf of Transferor, a certificate, dated the Closing Date and signed by an officer of Transferee, to the foregoing effect.

             9.02 Delivery of Funds and Documents. The Purchase Price required by Section 3.01 shall have been duly delivered to Cronos for the account of Transferor; and Transferee shall have duly executed and delivered to Cronos all other agreements, instruments, certificates and other documents reasonably requested by Transferor prior to the Closing Date to effect the transactions contemplated by this Agreement.

             9.03 Satisfaction of Statutory and Regulatory Requirements. All statutory and other legal requirements for the valid consummation of the transactions contemplated by the Agreement shall have been fulfilled.

             9.04 No Litigation. No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, at the time of the Closing questioning the validity or legality of this Agreement or the transactions contemplated hereby or the ability of the parties hereto to consummate the transactions contemplated hereby.

     10. Disclaimer of Warranties by Transferor. EXCEPT AS EXPRESSLY SET FORTH HEREIN, TRANSFEROR SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOW OR HEREAFTER,


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

AS TO THE CONDITION, DESIGN, OPERATION, MAINTENANCE, VALUE, MARKETABILITY, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF ANY OF THE CONTAINERS OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF ANY OF THE CONTAINERS AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, DEALING OR USAGE OF THE TRADE. Except as expressly set forth herein, Transferor disclaims any liability to Transferee with respect to Container condition, including, without limitation, any liability in tort or arising from negligence, strict liability or for loss or interruption of use, profit or business or other consequential injury, and Transferee waives, releases, renounces and disclaims expectation of or reliance upon any such warranty or warranties.

     11. Survival of Representations and Warranties. All representations and warranties made herein, and the agreements set forth herein, shall survive the Closing.

     12. Further Assurances. Each of Cronos, Transferor and Transferee agrees to execute, acknowledge, deliver, file and record, or cause to be executed, acknowledged, delivered, filed and recorded, such further documents or other papers, and to do all such things and acts, as the other party may reasonably request in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Transferor shall send Transferee, upon its receipt thereof, all payments, notices, communications and any other documents with respect to the Containers which any of them receives subsequent to the Closing Date.

     13. Expenses. Each party shall bear its expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants. Transferee shall bear all costs associated with its own inspection and appraisal of the Containers prior to the Closing. Transferor shall bear all costs associated with filing and recording the termination statements, assignments, releases and terminations described in Section 8.03(c) of this Agreement.

     14. Brokers' Fees. Except as disclosed by a party in writing to the other parties prior to the Closing, each of Cronos and Transferor (jointly and severally), on the one hand, and Transferee, on the other, each represents and warrants to the other that neither it nor any of its affiliates have incurred any obligation or liability, directly or indirectly, for brokerage or finders' fees or agents' commissions or like payment in connection with this Agreement or the transactions contemplated hereby, and hereby indemnifies and each holds the other harmless therefor.

     15. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally sent by facsimile transmission or sent by overnight courier or certified, registered or express mail, air mail postage prepaid. If such notice or other communication is sent by facsimile transmission, it shall promptly be confirmed by mail as set forth above. Any such notice shall be deemed given when so delivered personally, by overnight courier, or sent by facsimile transmission or, if mailed, five Business Days after the date of deposit in the United States mails, as follows:


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

If to Transferee, to:                     Access Leasing Corporation
                                          300 Lakeside Drive, Suite 1100
                                          Oakland, CA  94612
                                          Attention:  Charles R.F. Kremer
                                          Phone No.: (510) 637-4800
                                          Facsimile No.: (510) 740-1046

If to Cronos or Transferor, to:           Cronos Capital Corp.
                                          444 Market Street, 15th Floor
                                          San Francisco, CA  94111
                                          Attention:  Dennis J. Tietz, President
                                          Phone No.: (415) 677-8990
                                          Facsimile No.: (415) 677-9196

Any party by notice given in accordance with this Section to the other party may designate another address or person for receipt of notices hereunder.

     16. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California applicable to agreements made and to be performed entirely within such state.

     18. Binding Effect; Assignment. Neither party shall assign this Agreement to any other person without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder. This Agreement, the Bill of Sale, and the certificates, schedules, annexes and other documents executed and delivered at or before the Closing in connection herewith are the complete agreement of the parties regarding the subject matter hereof and thereof and supersede all prior understandings (written or oral), communications and agreements.

     19. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of such provision and the remaining provisions of this Agreement shall be interpreted, to the maximum extent possible, so as to conform to the original intent of this Agreement.

     21. Indemnities.

        (a) Transferee will indemnify Transferor and hold Transferor harmless from any liability, loss, cost or expense ("Claim"), including reasonable attorneys' fees, which shall result from (i) the incorrectness of any representation or breach of any warranty of Transferee contained in this Agreement or in any other agreement, instrument, certificate or other document delivered by Transferee pursuant hereto; (ii) a breach by Transferee of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by Transferee in connection with the transactions contemplated by this Agreement; or (iii) any Claim or legal proceedings with respect to any Containers relating to any period after the Closing Date with respect to such Containers. Upon payment of such indemnity, Transferee shall be subrogated to the indemnitee's rights against any third parties respecting the Claims. Anything contained in this Agreement to the contrary notwithstanding, Transferee shall not be required to indemnify Transferor if and to the extent Transferor is indemnified and fully compensated for its claim by a third party.

             (b) Cronos and Transferor jointly and severally will indemnify Transferee and hold Transferee harmless from any claim, including reasonable attorneys' fees, which shall result from (i) the incorrectness of any representation or breach of any warranty of Cronos or Transferor contained in this Agreement or in any certificate or other document delivered by Cronos or Transferor pursuant hereto; (ii) a breach by Cronos or Transferor of any of its covenants or agreements contained in this Agreement, any other agreement, instrument, certificate or other document delivered by Cronos or Transferor in connection with the transactions contemplated by this Agreement; or (iii) any Claim or legal proceedings with respect to any Containers (or any part thereof) arising or relating to any period prior to and including the Closing Date, including Claims of limited partners in Transferor or other third parties based upon or arising out of Transferor's ownership, management, disposition or sale of the Containers. Upon payment of such indemnity, Cronos or Transferor, as the case may be, shall be subrogated to Transferee's rights against any third parties respecting the Claims.

             (c) A party seeking indemnification pursuant to Sections 21(a) or
(b) above (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any Claim, or the commencement of any action, suit or proceeding, in respect of which indemnify may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request; but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice


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

thereby). The Indemnifying Party may, at its expense, participate in or assume the defense of any such action, suit or proceeding involving a third party; provided, however, that such defense is conducted with counsel mutually satisfactory to the Indemnified Party and the Indemnifying Party. The Indemnified Party and the Indemnifying Party shall consult with each other regarding the conduct of such defense. The Indemnified Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense (except that the Indemnifying Party shall pay the fees and expenses of such counsel to the extent the Indemnified Party reasonably concludes that there is a conflict of interest between the Indemnified Party and the Indemnifying Party), separate from counsel employed by the Indemnifying Party in any such action. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party if the Indemnifying Party has not assumed the defense thereof. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under Sections 21(a) or 21(b) for any settlement effected without its written consent (as contemplated above) for any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. No claim for indemnification, except claims based on a breach of the representations contained in Section 5.07 hereof, may be first initiated or asserted by any Indemnified Party against any Indemnifying Party (including Cronos) after December 15, 2002; notwithstanding the foregoing, no claim for indemnification may be initiated or asserted against Transferor after the Closing Date.

             (d) Each of the parties (i) acknowledges that under the Prior Management Agreements the owner of the Containers may be indemnified and insured for various liabilities, casualties and losses, and (ii) agrees that (as between Transferor and Transferee) each party hereto shall be entitled to enforce and collect such indemnities and insurance directly from the indemnitor or insurer to the extent arising from a loss suffered by such party because of its interest, or prior interest, as owner of the Containers.

     22. Headings; Table of Contents. The headings and the Table of Contents contained in this Agreement are for convenience of reference only, and shall not effect in any way the meaning or interpretation of this Agreement.

                            [CONTINUED ON NEXT PAGE]


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

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                             Transferee:

                             ACCESS LEASING CORPORATION, a
                             Delaware corporation

                              By: /s/Charles R. F. Kremer
                                  -------------------------------------
                                  Charles R. F. Kremer, President

                              By: /s/Andrew Loft
                                  -------------------------------------
                                  Andrew Loft, Vice President

                              Transferor:

                              IEA INCOME FUND VI,
                              A California Limited Partnership

                              By: CRONOS CAPITAL CORP., its managing
                                  general partner

                                  By: /s/Dennis J. Tietz
                                      ----------------------------------
                                      Dennis J. Tietz, President

                                  By: /s/Elinor A. Wexler
                                      ----------------------------------
                                      Elinor A. Wexler, Secretary

                                Cronos:

                                CRONOS CAPITAL CORP.

                                By: /s/Dennis J. Tietz
                                    ------------------------------------
                                    Dennis J. Tietz, President

                                By: /s/Elinor A. Wexler
                                    ------------------------------------
                                    Elinor A. Wexler, Secretary

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